Exhibit 99.1

Teradyne Reports First Quarter 2010 Results

-	Q1’10 revenue of $330 million, up 23% from Q4’09 and up 173% from Q1’09

-	Q1’10 diluted non-GAAP income of $0.33 per share, up from income of $0.17 per share in Q4’09 and up from a loss of $0.38 per share in Q1’09; Q1’10 diluted GAAP income of $0.24 per share

-	Q2’10 guidance: Revenue of $390 million to $420 million: Diluted non-GAAP income of $0.45 to $0.52 per share; Diluted GAAP income of $0.33 to $0.40 per share

NORTH READING, Mass. – April 21, 2010 – Teradyne, Inc. (NYSE: TER) reported revenue of $330 million for the first quarter of 2010 of which $290 million was in Semiconductor Test and $40 million in Systems Test Group. On a non-GAAP basis, Teradyne’s net income in the first quarter was $61.3 million, or $0.33 per diluted share, which excluded acquired intangible asset amortization, non-cash convertible debt interest and restructuring and other charges. GAAP net income for the first quarter was $50.1 million, or $0.24 per diluted share.

Bookings in the first quarter of 2010 were $534 million of which $460 million were in Semiconductor Test and $74 million in the Systems Test Group.

Guidance for the second quarter of 2010 is revenue of $390 million to $420 million, with non-GAAP net income per diluted share of $0.45 to $0.52 and GAAP net income per diluted share between $0.33 and $0.40. Non-GAAP guidance excludes acquired intangible asset amortization, non-cash convertible debt interest and restructuring and other charges.

“We achieved another very healthy increase in orders last quarter led by our Semiconductor Test product line,” said Mike Bradley, Teradyne president and CEO. “Our wireless, microcontroller, and power management segments continued to expand and we’re encouraged to see demand increasing in Memory and Hard Disk Drive test. With another quarter of strong top line growth, our business model in the second quarter is poised to deliver the highest profit rate in nearly ten years.”

Webcast

A webcast to discuss first quarter results, along with management’s business outlook will be held at 10 a.m. EDT, Thursday, April 22, 2010. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. The webcast replay will be available on www.teradyne.com. In addition, a conference call replay will be available approximately two hours after the call. The replay number in the U.S. & Canada is 800-642-1687. The replay number outside the U.S. & Canada is 706-645-9291. The pass code for both numbers is 67733268. The replay will be available via phone and web site through May 14, 2010.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income/(loss) from operations

Teradyne Reports First Quarter 2010 Results

and non-GAAP net income/(loss) exclude goodwill impairment, in-process research and development, non-cash convertible debt interest, write-off of credit line debt issue costs, restructuring and other, net, fair value inventory step-up related to Nextest and Eagle Test, (losses)/gains on marketable securities and acquired intangible asset amortization, as well as applicable adjustments to profit sharing (prior to January 1, 2010) and income taxes due to these exclusions. GAAP requires that these items be included in determining income/(loss) from operations and net income/(loss). Non-GAAP income/(loss) from operations, non-GAAP net income/(loss), non-GAAP income/(loss) from operations and non-GAAP net income/(loss) as a percentage of revenue, and non-GAAP net income/(loss) per share are non-GAAP measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of the Company’s current core business or future outlook. These non-GAAP measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with the Company’s business plan, historical operating results and the operating results of the Company’s competitors. Non-GAAP gross margin excludes charges related to the fair value inventory step-up recorded as part of acquisition purchase accounting. GAAP requires that this item be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for the Company’s current core business and future outlook and for comparison with the Company’s business plan, historical gross margin results and the gross margin results of the Company’s competitors. Management believes each of these non-GAAP measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of the Company’s financial and operational performance, as well as facilitating meaningful comparisons of the Company’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NYSE:TER) is the leading supplier of Automatic Test Equipment used to test complex electronics used in the consumer electronics, automotive, computing, telecommunications, and aerospace and defense industries. In 2009, Teradyne had sales of $819 million. For more information, visit www.teradyne.com. Teradyne(R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries. All product names are trademarks of Teradyne, Inc. (including its subsidiaries) or their respective owners.

Safe Harbor Statement

This release contains forward-looking statements regarding future business prospects, Teradyne’s results of operations and market conditions. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance. You can identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and

Teradyne Reports First Quarter 2010 Results

other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of Teradyne’s future results or other forward looking statements will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased product demand; delays in new product introductions; lack of customer acceptance of new products; unanticipated delays in meeting product demand and delivery requirements; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR FIRST FISCAL QUARTER OF 2010

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended:
	April 4, 2010	December 31, 2009	April 5, 2009
Net Revenues	$329,623	$267,057	$120,608
Cost of Revenues (1)	156,079	142,668	87,248

Gross Profit	173,544	124,389	33,360
Operating Expenses:
Engineering and Development	49,052	40,920	47,198
Selling and Administrative	55,871	51,486	55,373
Acquired Intangible Asset Amortization	7,356	7,629	8,239
Restructuring and Other, net (2)	1,264	68	15,965

Operating Expenses	113,543	100,103	126,775
Income/(Loss) from Operations	60,001	24,286	(93,415)
Interest & Other (3)	(5,071)	(4,662)	(5,053)

Income/(Loss) Before Income Taxes	54,930	19,624	(98,468)
Income Tax Provision/(Benefit)	4,830	2,700	(7,800)

Net Income/(Loss)	$50,100	$16,924	$(90,668)

Net Income/(Loss) per Common Share:

Basic	$0.28	$0.10	$(0.53)

Diluted	$0.24	$0.09	$(0.53)

Weighted Average Common Shares—Basic	176,867	174,770	172,130

Weighted Average Common Shares—Diluted (4)	226,277	187,239	172,130

Net Orders	$534,400	$302,804	$136,346

(1) Cost of Revenues includes:	Quarter Ended:
	April 4, 2010	December 31, 2009	April 5, 2009
Provision for Excess and Obsolete Inventory	$1,364	$3,812	$8,597
Cost for Purchase Accounting Inventory Step-up	—	4,550	1,238

	$1,364	$8,362	$9,835

(2) Restructuring and other, net consists of:	Quarter Ended:
	April 4, 2010	December 31, 2009	April 5, 2009
Employee Severance	$1,264	$589	$16,678
Facility Related	—	(521)	—
Eagle Test Purchase Accounting Adjustment	—	—	(713)

	$1,264	$68	$15,965

(3) Interest & Other includes:	Quarter Ended:
	April 4, 2010	December 31, 2009	April 5, 2009
Non-Cash Convertible Debt Interest	$2,494	$2,410	$—
Other-Than-Temporary Impairment and Realized (Gains)/Losses on Marketable Securities	—	219	2,572

	$2,494	$2,629	$2,572

(4)	Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, 34.7 million shares have been included in diluted shares and net interest expense of approximately $4.5 million has been added back to net income for the diluted earnings per share calculation. Diluted shares for the quarter ended December 31,2009 do not assume the conversion of the convertible debt, as the effect of the conversion on EPS would be anti-dilutive.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	April 4, 2010	December 31, 2009
Assets
Cash and Cash Equivalents	$342,012	$416,737
Marketable Securities	118,461	46,933
Accounts Receivable	178,740	125,236
Inventories	84,195	90,836
Deferred Tax Assets	19,232	18,944
Prepayments and Other Current Assets	43,893	63,606

	786,533	762,292
Net Property, Plant and Equipment	240,257	246,362
Long-Term Marketable Securities	72,188	55,130
Intangible Assets	144,835	152,192
Other Assets	17,853	19,361

	$1,261,666	$1,235,337

Liabilities
Accounts Payable	71,168	66,765
Accrued Employees' Compensation and Withholdings	59,737	55,356
Deferred Revenue and Customer Advances	69,050	104,439
Other Accrued Liabilities	54,140	54,640
Current Debt	2,133	2,157

	256,228	283,357
Retirement Plans Liabilities	107,900	115,101
Deferred Tax Liabilities	8,041	8,041
Other Long-Term Liabilities	21,485	23,159
Long-Term Debt	142,443	141,100

	536,097	570,758
Shareholders' Equity	725,569	664,579

	$1,261,666	$1,235,337

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended:
	April 4, 2010	% of Net Revenues			December 31, 2009	% of Net Revenues			April 5, 2009	% of Net Revenues
Net Revenues	$329.6				$267.1				$120.6
Gross Margin—GAAP	$173.5	52.6%			$124.4	46.6%			$33.4	27.7%
Inventory step-up reversal (1)	—	—			4.6	1.7%			1.2	1.0%
Profit sharing adjustment (2)	—	—			(0.3)	-0.1%			—	—

Gross Margin—non-GAAP	$173.5	52.6%			$128.7	48.2%			$34.6	28.7%
Income/(Loss) from Operations—GAAP	$60.0	18.2%			$24.3	9.1%			$(93.4)	-77.4%
Acquired intangible asset amortization	7.4	2.2%			7.6	2.8%			8.2	6.8%
Restructuring and other, net (3)	1.3	0.4%			0.1	0.0%			16.0	13.3%
Inventory step-up reversal (1)	—	—			4.6	1.7%			1.2	1.0%
Profit sharing adjustment (2)	—	—			(1.7)	-0.6%			—	—

Income/(Loss) from Operations—non-GAAP	$68.7	20.8%			$34.9	13.1%			$(68.0)	-56.4%

			Net Income/ (Loss) per Common Share				Net Income/ (Loss) per Common Share				Net Income/ (Loss) per Common Share
	April 4, 2010	% of Net Revenues	Basic	Diluted	December 31, 2009	% of Net Revenues	Basic	Diluted	April 5, 2009	% of Net Revenues	Basic	Diluted
Net Income/(Loss)—GAAP	$50.1	15.2%	$0.28	$0.24	$16.9	6.3%	$0.10	$0.09	$(90.7)	-75.2%	$(0.53)	$(0.53)
Acquired intangible asset amortization	7.4	2.2%	0.04	0.04	7.6	2.8%	0.04	0.04	8.2	6.8%	0.05	0.05
Interest and other (4)	2.5	0.8%	0.01	0.01	2.6	1.0%	0.01	0.01	2.6	2.2%	0.02	0.02
Restructuring and other, net (3)	1.3	0.4%	0.01	0.01	0.1	0.0%	0.00	0.00	16.0	13.3%	0.09	0.09
Convertible share adjustment (5)	—	—	—	0.03	—	—	—	—	—	—	—	—
Inventory step-up reversal (1)	—	—	—	—	4.6	1.7%	0.03	0.03	1.2	1.0%	0.01	0.01
Income tax adjustment	—	—	—	—	—	—	—	—	(2.9)	-2.4%	(0.02)	(0.02)
Profit sharing adjustment (2)	—	—	—	—	(1.7)	-0.6%	(0.01)	(0.01)	—	—	—	—

Net Income/(Loss) non-GAAP	$61.3	18.6%	$0.35	$0.33	$30.1	11.3%	$0.17	$0.17	$(65.6)	-54.4%	$(0.38)	$(0.38)

GAAP and Non-GAAP Weighted Average Common Shares—Basic	176.9				174.8				172.1
GAAP Weighted Average Common Shares—Diluted	226.3				187.2				172.1
Exclude dilutive shares from convertible note hedge	—				(6.9)				—
Exclude dilutive shares from convertible note	(34.7)				—				—

Non-GAAP Weighted Average Common Shares—Diluted (5)	191.6				180.3				172.1

(1)	Reversal of Eagle Test purchase accounting inventory step-up.

(2)	Profit sharing adjustment for non-GAAP items. Commencing January 1, 2010, this adjustment is no longer made.

(3)	Restructuring and other, net consists of (in millions):

	Quarter Ended:
	April 4, 2010	December 31, 2009	April 5, 2009
Employee Severance	$1.3	$0.6	$16.7
Facility Related	—	(0.5)	—
Eagle Test Purchase Accounting Adjustment	—	—	(0.7)

	$1.3	$0.1	$16.0

(4)	For the quarters ended April 4, 2010 and December 31, 2009, Interest and Other includes non-cash convertible debt interest of $2.5 million and $2.4 million, respectively. For the quarter ended April 5, 2009, Interest and Other includes $2.6 million for other-than-temporary impairment and realized (gains)/losses on marketable securities.

(5)	For the quarter ended April 4, 2010, the calculation of non-GAAP diluted earnings per share gives benefit to the Company's call option on its stock for 34.7 million shares at $5.48. As a result, 9.1 million shares have been included in non-GAAP diluted shares and net interest expense of approximately $2.4 million has been added back to non-GAAP net income for the non-GAAP diluted earnings per share calculation.

GAAP to Non-GAAP Reconciliation of Second Quarter 2010 Guidance:

GAAP and Non-GAAP second quarter revenue guidance	$390 million	to	$420 million
GAAP net income per diluted share	$0.33		$0.40
Exclude acquired intangible asset amortization	0.04		0.04
Exclude restructuring and other	0.03		0.03
Exclude dilutive shares from convertible note	0.03		0.03
Exclude non-cash convertible debt interest	0.01		0.01

Non-GAAP net income per diluted share	$0.45		$0.52

For press releases and other information of interest to investors, please visit Teradyne's homepage at http://www.teradyne.com.

Contact: Teradyne, Inc.

                Andy Blanchard 978-370-2425

                Vice President of Corporate Relations